EXHIBIT 32.1


The following certification accompanies North Bay Bancorp's Quarterly Report on Form 10-Q and is not filed as provided in SEC Release Nos. 33-8212, 34-47551 and IC 25967, dated March 21, 2003.


                  CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350


In connection with the accompanying Quarterly Report on Form 10-Q of North Bay Bancorp for the quarter ended September 30, 2005, I, Terry L. Robinson, President and Chief Executive Officer of North Bay Bancorp, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:


(1) such Quarterly Report on Form 10-Q of North Bay Bancorp for the quarter ended September 30, 2005, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and


(2) the information contained in such Quarterly Report on Form 10-Q of North Bay Bancorp for the quarter ended September 30, 2005, fairly presents, in all material respects, the financial condition and results of operations of North Bay Bancorp.


Dated:    November 14 , 2005


                                          /s/ Terry L. Robinson
                                         -------------------------------------
                                         TERRY L. ROBINSON
                                         President and Chief Executive Officer
                                         Principal Executive Officer


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